Exhibit 10.9

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXCHANGEABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

5% SENIOR SECURED PROMISSORY NOTE

$_________	April 20, 2011

FOR VALUE RECEIVED, MEDL Mobile, Inc., a California corporation (the “Maker” or the “Company”), with its primary offices located at 18475 Bandilier Circle, Fountain Valley, CA 92708, promises to pay to the order of _____________ (the “Payee”) or his or its registered assigns (with the Payee, the “Holder”), upon the terms set forth below, the principal sum of ____________________ ($__________) ,plus interest on the unpaid principal sum outstanding at the rate of 5% per annum (this “Note”).

1.           Payments.

(a)           Unless an Event of Default shall have previously occurred and be continuing or this Note shall be exchanged by the Holder for securities in connection with the Subsequent Financing pursuant to Section 4 herein, the full amount of principal and accrued interest under this Note shall be due and payable on October 20, 2011 (the “Maturity Date”).  If exchanged for securities of the Subsequent Financing, the Notes will be immediately cancelled upon delivery of such securities.

(b)           The Maker shall pay interest to the Holder on the aggregate and then outstanding principal amount of this Note at the rate of 5% per annum, payable in arrears on the earlier of (i) the Maturity Date or (ii) acceleration of this Note following an Event of Default pursuant to Section 3(b). Interest on this Note shall commence to accrue as of the date of this Note (“Original Issue Date”).

(c)           Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue monthly commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the person in whose name this Note is registered on the records of the Maker regarding registration and transfers of this Note.

(d)           Following an Event of Default, interest shall accrue and be payable under this Note until paid in full at a default interest rate equal to 16% per annum on all unpaid principal and interest on this Note (or such lower maximum amount of interest permitted to be charged under applicable law) (the “Default Rate”) which will accrue daily, from the date such principal and/or interest is due hereunder through and including the date of payment. Except as otherwise set forth in this Note, and in connection with a Subsequent Financing, as set forth in Section 4, the Maker may not prepay any portion of the principal amount of this Note without the 10 business day advance written notice to the Holder.

2.           Secured Obligation. The obligations of the Maker under this Note are first priority senior secured obligations of Maker, secured by certain assets of the Maker pursuant to that certain Security Agreement, dated as of the date hereof, by and among the Maker and the secured parties signatory thereto

3.           Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable;

(ii)           Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Note and such failure or breach shall not have been remedied within ten (10) business days after the date on which notice of such failure or breach shall have been delivered (other than those occurrences described in other provisions of this Section 3 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default);

(iii)           Maker shall fail to observe or perform any of its material obligations owed to the Holder or any other material covenant, agreement, representation or warranty contained in, or otherwise commit any material breach hereunder or in any other agreement executed in connection herewith, including the LOI;

(iv)           Maker shall commence, or there shall be commenced against the Maker a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker, or there is commenced against the Maker any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or the Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Maker suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Maker makes a general assignment for the benefit of creditors; or the Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Maker shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Maker shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Maker for the purpose of effecting any of the foregoing;

(v)           Maker shall default in any of its respective obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Maker, whether such indebtedness now exists or shall hereafter be created and such default shall result in indebtedness aggregating more than $10,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(vi)           except in connection with the Subsequent Financing, the Maker shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of the Maker, or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of the Maker’s capital stock, of any class, whether now or hereafter outstanding. “Change of Control Transaction” means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Maker, by contract or otherwise) of in excess of 51% of the voting securities of the Maker, (ii) a replacement at one time or over time of more than one-half of the members of the Maker’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Maker with or into another entity that is not wholly owned by the Maker, consolidation or sale of 33% or more of the assets of  the Maker in one or a series of related transactions, or (iv) the execution by the Maker of an agreement to which the Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

(vii)           The occurrence of any event, whether or not such event could have been known through the exercise of due diligence or otherwise, which could have a material adverse effect on the business or prospects of the Maker, shall immediately cause this Note to accelerate and become immediately due and payable.

(b)           If any Event of Default occurs and shall be continuing, the full principal amount of this Note, together with all accrued interest thereon, shall become, at the Holder’s election, immediately due and payable in cash; provided, however, if there is a default pursuant to Section 3(a)(i) on the Maturity Date and Maker’s failure to complete a Subsequent Financing prior to such date, this Note shall, at the election of the Holder, shall either be: (i) repaid in full (together with accrued and unpaid interest thereon) to the Holder in ten equal monthly installments with the first monthly payment due on the Maturity Date and subsequent payments on each monthly anniversary of the Maturity Date with accrued interest paid on the last payment installment date, or (ii) converted into the Maker’s common stock at a conversion price equal to the lower of the conversion price of the Note set forth in the LOI (i.e., $0.25 per share (“Conversion Price”), as adjusted for all stock splits and dividends after the Original Issue Date, or (ii) the Base Conversion Price (as defined below).  Following conversion of this Note pursuant to this Section 3(b) and in the event of a Subsequent Financing, and for a period of eighteen months thereafter, if the Maker, shall offer, agree, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue common stock or common stock equivalents entitling any person to acquire shares of common stock, at an effective price per share less than the then Conversion Price (such lower price, the “Base Conversion Price”), as adjusted hereunder, then the Conversion Price shall be reduced to equal the Base Conversion Price, which thereafter shall be deemed the Conversion Price.  Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price shall be required as a result of any issuances of restricted incentive shares or options to employees of Maker, or to officers, provided a majority of independent members of the Board of Directors has approved such issuance.

(c)           The Holder need not provide and the Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

4.           Subsequent Financing Exchange.  At any time prior to the Maturity Date, this Note shall automatically be exchanged, in an amount equal to the face value of this Note, into the applicable dollar amount of any other equity or equity-linked securities issued by the Company in connection with a Subsequent Financing. All accrued and unpaid interest on the Note shall be paid in cash on the Maturity Date.  Upon such exchange, this Note will be immediately cancelled upon delivery of the securities.  “Subsequent Financing” means the first subsequent sale of the Maker’s common stock or common stock equivalents following the Original Issue Date, consisting of a private placement of the Maker’s securities conducted in conjunction with a Reverse Merger Transaction.  A “Reverse Merger Transaction” means a transaction in which the Company directly or indirectly (a) merges or consolidates with, or in one or a series of related transaction sells all or substantially all of its assets to an entity that is required, or whose parent is a corporation that is required, to file reports pursuant to Section 13 or 15(d) under the Exchange Act (a “Public Company”); or (b) is sold or otherwise acquired by a Public Company in a transaction or business combination other than a merger or consolidation.  The terms of the conversion of this Note into the Subsequent Financing Securities shall be as set forth in that certain Letter of Intent by and between the Company and Strategic Consulting Group, Inc., dated as of April 7, 2011 regarding the Bridge Loan advances contemplated therein (the “LOI”).

5.           Negative Covenants. So long as any portion of this Note is outstanding, unless adequate provision for repayment or conversion of this Note is made in connection with such action, the Maker will not directly or indirectly:

(a)           other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)           other than Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)           amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder;

(d)           offer, sell, issue or agree to offer sell or issue any securities (other than as contemplated in the LOI) or repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of securities other than the Notes subject to the prepayment provisions herein;

(e)           contravene the intent of purposes of the LOI, or apply the proceeds of this Bridge Loan other than as contemplated therein;

(f)           sell, mortgage, assign, transfer, license or otherwise dispose of any business, property or assets of the Company now owned or hereafter acquired (other than in the ordinary course of business consistent with past practice),

(g)           except in connection with the Subsequent Financing, enter into any agreement with respect to any of the foregoing; or

(h)           pay cash dividends or distributions on any equity securities of the Maker.

“Permitted Indebtedness” shall mean either (a) the indebtedness of the Maker existing on the date of issuance of this Note, and (b) any indebtedness incurred by the Maker or any successor-in-interest to the Maker in connection with a Subsequent Financing, (c) any indebtedness the proceeds of which are used to repay the Notes in full after giving of appropriate notice as set forth in Section 1(d) above and (d) any indebtedness incurred in the ordinary course of business or consented to by holders a majority of the outstanding principal and interest on the Notes, which consent shall be binding upon the Holder.

“Permitted Lien” shall mean the individual and collective reference to the following: (a) liens for taxes, assessments and other governmental charges or levies not yet due or liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Maker) have been established in accordance with generally accepted accounting procedures, (b) liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ liens, statutory landlords’ liens, and other similar liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Maker or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien, (c) purchase money security interests, and (d) liens set forth on Schedule 6.1 of the Security Agreement.

6.           No Waiver of the Holder’s Rights. All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Holder in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right.  Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Holder of less than the full amount due and payable hereunder shall in no way limit the right of the Holder to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

7.           Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

8.           Cumulative Rights and Remedies; Usury. The rights and remedies of the Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note, or applicable law (including at equity). The election of the Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies, which the Maker agrees the Holder may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

9.           Use of Proceeds. Maker shall use the proceeds from this Note hereunder for working capital purposes or as otherwise contemplated by the LOI and not for the satisfaction of any portion of the Maker’s debt (other than payment of trade payables in the ordinary course of the Maker’s business and prior practices), to redeem any of the Maker’s equity or equity-equivalent securities or to settle any outstanding litigation.  A portion of the principal balance of this Note shall be put into an escrow account and shall be applied to costs of the Holder as set forth in the LOI. Any unapplied escrow balance shall be delivered to Maker at the closing of the Subsequent Financing or, if there is no Subsequent Financing, applied to the repayment of this Note.

10.           Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

11.           Successors and Assigns. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Holder and its successors and assigns. The term “Holder” as used herein, shall also include any endorsee, assignee or other holder of this Note.

12.           Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, the Maker shall execute and deliver to the Holder a new promissory note containing the same terms, and in the same form, as this Note. In such event, the Maker may require the Holder to deliver to the Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

13.           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Maker and the Holder agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state and federal courts sitting in the City of New York, County of New York (the “New York Courts”). Each of the Maker and the Holder hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each of the Maker and the Holder hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of the Maker and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

14.           Maker shall pay to the Holder, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys’ fees, and legal expenses, which the Holder may incur in connection with (a) enforcement or collection of this Note following and Event of Default; (b) exercise or enforcement of any the rights, remedies or powers of the Holder hereunder or with respect to any or all of the obligations under this Note upon breach or threatened breach; or (c) failure by Maker to perform and observe any agreements of Maker contained herein.

15.           Notice. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the last known address of the party to receive such Notice.

16.           Required Notice to the Holder. The Holder is to be notified by the Maker, within five (5), business days, in accordance with Section 15, of the existence or occurrence, of any Event of Default.

17.           Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of this Note and the matters referred to herein.  Each party recognizes and acknowledges that counsel to the Holder has represented the Holder and investors/lenders in the Maker and may participate in the preparation of additional agreements and documents related to the parties and their relationship.  In addition, in connection with the Reverse Merger, the PIPE and additional requirements, counsel to the Holder shall, in the future, represent Maker as special co-counsel in connection with assisting with various legal matters related to the PIPE and the Reverse Merger, and general corporate and securities matters following the closing of the Reverse Merger, and each party waives any conflicts of interest in connection therewith and other claims that it may not have been represented by its own counsel.

The undersigned has executed this Note as a maker and not as a surety or guarantor or in any other capacity.

MEDL MOBILE, INC.

By:_______________________________
Name: Andrew Matlin
Title:   Chief Executive Officer